LOAN EXTENSION AGREEMENT

         This Loan Extension and Modification Agreement (the “Agreement”) is dated as of this __th day of April, 2017, by and between Neah Power Systems, Inc., a Nevada corporation (the “Borrower”) and _______________________________________________ (“Payee”).

WITNESSETH:

WHEREAS, the Borrower obtained a loan from Payee in the principal amount of $____________________ (the “Loan”) which, together with other loans represented by other Borrower promissory notes with identical terms, are referred to collectively as the “Bridge Notes”;

WHEREAS, the Loan is evidenced by the Six-Month Series A Convertible Promissory Note (the “Promissory Note”), representing one of the Borrower’s Bridge Notes;

WHEREAS, Pursuant to its terms, the Promissory Note as well as the other Bridge Notes are convertible into the Borrower’s Common Stock;

WHEREAS, under the Promissory Note, the Maturity Date is _________________, 2017 (the “Original Maturity Date”). Upon the Original Maturity Date and, unless and to the extent that the Promissory Note is converted in accordance with the terms therein, all outstanding principal and any accrued and unpaid interest became due and owing under such Promissory Note and was due to be immediately paid by the Borrower to Payee;

WHEREAS, the Borrower seeks Payee’s consent to modify and extend the Original Maturity Date to the date specified hereinafter and, in consideration of the mutual promises made by the parties to each other, the Borrower and Payee have agreed to modify certain terms of the Promissory Note as more fully set forth herein; and

WHEREAS, the Borrower shall enter into similar loan extension agreements with all of the holders of the Borrower’s Bridge Notes as in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Borrower and Payee agree as follows:

1. Extensions. The Promissory Note is amended to extend the Original Maturity Date for six (6) months (“First Extended Maturity Date”) with interest accruing during such period at the rate of ten (10%) percent, per annum; thereafter, if not paid in full or if not converted in full into the Borrower’s Common Stock on or before the First Extended Maturity Date, the Promissory Note maturity date shall be automatically extended for an additional six (6) months (the “Second Extended Maturity Date”) with interest accruing during such period at the rate of twelve (12%) percent, per annum.

2. Further Amendments to Promissory Note. The Promissory Note shall be further amended as follows:

(i) The following new provisions shall be inserted into the Promissory Note to read as follows:

       The undersigned Payee hereby appoints and authorizes CHENGHUNG CHEN to represent the Payee and Payee’s investment represented by the Promissory Note in all negotiations with the Borrower following the date hereof and continuing until the Second extended Maturity Date;

(ii) The Payee of this Promissory Note agrees that the holders owning more than fifty (50%) percent of the aggregate outstanding principal amounts of all the Bridge Notes shall exclusively have the authority to designate a default under this Promissory Note and under all of the other outstanding Bridge Notes;

(iii) The Borrower hereby agrees to cause the appointment of CHENGHUNG CHEN to serve as a member of the Borrower’s Board of Directors on ____________ or another mutually agreed upon date.

(iv)   The Payee of this Promissory Note agrees that the holders owning more than fifty (50%) percent of the aggregate outstanding principal amounts of all the Bridge Notes shall exclusively have the authority to designate a conversion to Common Stock of the Borrower under this Promissory Note and under all of the other outstanding Bridge Notes;

 3. No Defaults. The Payee, by execution of this Agreement, hereby waives any and all rights to declare a default under the Promissory Note for any actions or omissions that have previously occurred, including non-payment, and hereby affirmatively declares to the Borrower that as of the date hereof, no Event of Default exists or is continuing with respect to the Promissory Note. For the avoidance of doubt, nothing contained herein shall constitute a waiver by the Payee of any right to declare a default under the Promissory Note for any actions or omissions subsequent to the date hereof.

4. Loan Extension Agreement. It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Promissory Note and that this Agreement shall not act as a novation of such note.

5. Confirmation. Except as specifically amended hereby, the parties hereto acknowledge and confirm that the Promissory Note remains in full force and effect and enforceable in accordance with their terms.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

Dated: April __, 2017

PAYEE:

By:
Title:

BORROWER: Neah Power Systems, Inc.

By:
G. Chris D’Couto
	Title:	President & CEO

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